EXHIBIT 10.39
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (“Agreement”), dated as of May 4, 2006 (the “Effective Date”), is made by and between AVANIR Pharmaceuticals, a California corporation (the “Company”), and Michael J. Puntoriero (“Employee”).
AGREEMENT
     1. Commencement Date. Employee’s employment with the Company, which initially commenced on May 1, 2006, shall commence under the terms of this Agreement on the Effective Date (the “Commencement Date”).
     2. At-will Employment. Employee’s employment relationship with the Company (“Employment”) is at-will, terminable at any time and for any reason by either the Company or Employee. While certain sections of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement shall be construed as a guarantee of employment of any length.
     3. Employment Duties.
          (a) Title/Responsibilities. Employee shall serve as a Senior Vice President and as Chief Financial Officer of the Company upon election by the Board of Directors (or at a defined date specified by the Board). Employee shall perform all of the duties and responsibilities of such offices set forth in the Bylaws of the Company and those commonly associated with such offices and such further duties and responsibilities as may from time to time be assigned to him by the President and Chief Executive Officer or the Board of Directors of the Company (the “Board”).
          (b) Full-Time Attention. Employee shall devote his full time, attention, energy and skills to the Company during the period he is employed under this Agreement.
          (c) Policy Compliance. Employee shall comply with all of the Company’s policies, practices and procedures, including the terms of the Confidentiality Agreement (defined below).
     4. Compensation.
          (a) Base Salary. The Company shall pay Employee a base salary of $25,000 per month (an annual rate of $300,000), or such higher amount as the Board may determine from time to time (“Base Salary”), payable in accordance with the Company’s regular payroll practices.
          (b) Bonus Compensation. In addition to the Base Salary, Employee shall be eligible for the following bonus compensation:

               (i) Signing Bonus. Employee shall receive a signing bonus upon the Commencement Date in the amount of $40,000, but which amount shall be immediately repaid to the Company if, within one year from the Commencement Date, Employee is terminated with Cause or resigns and such resignation is not a “Resignation for Good Reason” (as defined in the Change of Control Agreement).
               (ii) Annual Bonus. Employee shall receive an annual target bonus equal to 35% of the then-current annual Base Salary, which bonus is payable in October 2006 (pro-rated for 2006 from the Commencement Date) and annually thereafter, provided that the actual bonus may be higher or lower than the target amount, depending on the Employee’s satisfaction of performance criteria (which may include Company overall performance criteria) established by the President and Chief Executive Officer and the Compensation Committee of the Board. Employee must be employed by the Company when bonuses are distributed in order to be eligible to receive any portion of such bonus.
          (c) Equity Compensation. Employee shall be granted the following equity awards as additional compensation:
               (i) Restricted Stock Award. On the Commencement Date, Employee shall be awarded the right to purchase 10,000 shares of Class A common stock (the “Restricted Shares”) at a price of $0.001 per share. The Restricted Shares will be subject to a right of repurchase in favor of the Company. The Restricted Stock will vest, and the Company’s right of repurchase will lapse, with respect to one-third of the shares of Restricted Stock on the first anniversary of the Commencement Date and then with respect to one-twelfth of the shares quarterly thereafter so that the Restricted Stock will be fully vested upon the third anniversary of the Commencement Date.
               (ii) Initial Option Grant. On the Commencement Date, Employee will receive an inducement option to purchase up to 100,000 shares of Class A common stock at an exercise price equal to 100% of the fair market value of the underlying shares on the date of grant (the “Initial Option”). The Initial Option will have a ten-year term and will be subject to a four-year vesting schedule, vesting with respect to 25% of the underlying shares one year after the grant and the with respect to the remaining shares in 12 equal installments on a quarterly basis thereafter. The Initial Option will be granted outside of the Company’s equity incentive plans, but will be subject in all material respects to the terms and conditions set forth in the Company’s 2005 Equity Incentive Plan (the “Plan”) and the Company’s form of non-qualified stock option agreement adopted for use under the Plan.
               (iii) Annual Option Grant. Commencing in November 2006, Employee will be eligible to receive an annual target option grant equal to the greater of 25,000 shares of Class A common stock or the amount set for other Senior Vice Presidents of the Company (“SVPs”) (the “Annual Option”), with an exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, subject to a four-year vesting schedule, vesting with respect to 25% of the underlying shares one year after the grant and vesting with respect to the remaining shares in 12 equal installments on a quarterly basis thereafter. Each Annual Option will be subject to the terms and conditions of the Company’s equity incentive plans. The size of the option grants shall be established by the Compensation Committee and may be larger or smaller than the target size, depending on the Employee’s satisfaction of performance criteria (which may include Company overall performance criteria) established by the President and Chief Executive Officer or Compensation Committee of the Board. The Annual Option granted in November 2006 shall be prorated from the Commencement Date.
               (iv) Award Adjustments. The foregoing share amounts and share purchase prices shall be adjusted, as necessary, to give effect to: (A) any stock split, reverse stock split, stock dividend, recapitalization or similar transaction affecting the Company’s Class A common stock that is effected after the Effective Date, or (B) any change in the aggregate compensation payable to executive officers of the Company, as determined by the Compensation Committee of the Board of Directors.
          (d) Employee Benefits. Employee shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally, including, without limitation, retirement, profit sharing and savings plans and medical, disability, dental, life and accidental death and dismemberment insurance plans and vacation (“Benefit Plans”). The Employee’s participation in Benefit Plans shall be on the same basis and terms as are applicable to other SVPs. Notwithstanding any contrary terms of the Company’s Benefit Plans: (i) the Company shall, subject to the last sentence of this Section 4(d) and during the term of this Agreement, either provide Employee with term life insurance in the amount of $2.5 million or reimburse Employee for the premium costs of such a policy, and (ii) Employee shall be entitled to 5 weeks of vacation per year of service (subject to the Company’s applicable vacation accrual limits), with the first 2 weeks to accrue immediately upon the Commencement Date and the remaining 3 weeks for the first year of service to accrue ratably over a period of one year from the Commencement Date. Notwithstanding clause (i) of this Section 4(d), if the Company subsequently agrees to provide Employee with death benefits substantially similar to the benefits payable in connection with a termination without Cause (including cash severance payments and treatment of equity awards), the Company shall thereafter only be required to maintain or reimburse Employee for a term life insurance policy in the amount of $1 million.
          (e) Reimbursement of Expenses. During his Employment with the Company, Employee shall be entitled to reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company, including without limitation, travel and entertainment expenses, business supplies and cellular phone expenses, in each case in accordance with the Company’s then-existing policies and procedures.
     5. Confidentiality Agreement. Employee shall, on the Commencement Date, execute and deliver to the Company the Employee Confidentiality and Inventions Agreement (“Confidentiality Agreement”) in the form attached hereto as Exhibit 1.
     6. Non-Solicitation. During his Employment, and for a period of 12 months thereafter, whether for Employee’s own account or the account of any other person, Employee shall not solicit, directly or indirectly, any employee to leave his or her employment with the Company. For purposes of this Agreement, the phrase, “shall not solicit, directly or indirectly,” includes, without limitation, that Employee shall not: (i) identify any Company employees to any third party as potential candidates for employment, such as by disclosing the names, backgrounds, compensation or qualifications of any Company employees; (ii) personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; or (iii) participate in any pre-employment interview with any person who was employed by the Company while Employee was employed by the Company whether under this Agreement or otherwise. It shall not be a violation of this Agreement for Employee to respond if any employee or former employee of Company initiates contact with Employee for the purposes discussed in this paragraph.
     7. Agreement with Previous Employers. Employee represents and warrants to the Company that he does not have any agreement (other than customary confidentiality agreements) with any previous employer that prevents him from performing his duties and responsibilities under this Agreement or that in any way limits his performance hereunder.
8. Voluntary Resignation or Termination for “Cause.”
          (a) Payment upon Voluntary Resignation or Termination for Cause. If Employee voluntarily resigns his Employment, and such resignation is not a “Resignation for Good Reason” (as defined in the Change of Control Agreement), or if Employee is terminated for Cause (defined below), the Company shall pay Employee all accrued and unpaid Base Salary through the date of termination and any vacation that is accrued but unused as of such date. Employee shall not be eligible for Severance Payments, as defined below, or any continuation of benefits (other than those provided for under the Federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or any other compensation pursuant to this Agreement or otherwise.
          (b) Definition of “Cause.” As set forth above, the Employment relationship between the parties is at-will, terminable at any time by either party for any reason or no reason. The termination may nonetheless be for “Cause.” For purposes of this Agreement, “Cause” means:
               (i) Employee’s material breach of this Agreement or any confidentiality agreement between the Company and Employee; or
               (ii) Employee’s willful and intentional failure or refusal to comply with the Company’s Employee Manual, the Company’s Code of Business Conduct and Ethics, or other policies or procedures established by the Company; or
               (iii) Employee’s willful and intentional appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; or
               (iv) Employee’s misappropriation (or attempted misappropriation) of any of the Company’s funds or material property; or
               (v) Employee’s conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or

               (vi) Employee’s willful and intentional misconduct or incompetence; or
               (vii) Employee’s physical or mental Disability, as defined in Section 9 below, resulting in his inability to perform the essential functions of his position, with reasonable accommodation; or
               (viii) Employee’s death.
     In each case, “Cause” shall be determined conclusively by the Board, acting in good faith. Notwithstanding the foregoing, no event described in Section 8(b)(i), (ii), (iii) and (vi) above will give rise to “Cause” unless it is communicated by the Company to Employee in writing and unless it is not corrected by the Employee in a manner that is reasonable satisfactory to Company within 30 days of the Employee’s receipt of such written notice.
          (c) Termination Without Cause or Resignation for Good Reason. Subject to Section 10, if Employee: (i) is terminated without “Cause,” or (ii) resigns in a “Resignation for Good Reason,” (as defined in the Change of Control Agreement), then Employee shall be paid all accrued and unpaid Base Salary and any accrued but unused vacation through the date of termination. In addition, in exchange for Employee’s execution of a release of all claims against the Company and its subsidiaries and affiliates effective as of the date of termination and in the form attached hereto as Exhibit 2:
               (i) Employee shall be eligible to receive severance payments under this Agreement in an amount equal to 9 months Base Salary and an amount equal to the greater of (x) 26.25% of Base Salary or (y) 75% of the last bonus, if any, paid to Employee pursuant to Section 4(b)(ii) (the “Severance Payments”), payable on the earliest of (A) the date which is six (6) months and a day after Employee’s “separation from service” for any reason, other than death or becoming “disabled” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of Employee’s death or on which Employee becomes “disabled” (as such term is used in Section 409A(a)(2)(C) of the Code), (C) the effective date of a “change in the ownership or effective control” of the Company (as such term is used in Section 409A(a)(2)(A)(v) of the Code) or (D) the date such payments or benefits are no longer deemed by the Code to be subject to penalty tax or interest. The provisions of this paragraph shall only apply to the extent required to avoid Employee’s incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of this Agreement would cause Employee to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company shall, upon the written request of Employee, reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code and without creating additional cost for the Company; and
               (ii) the Company’s right to repurchase the Restricted Shares under the Restricted Stock Agreement shall lapse and Employee’s ownership of the Restricted Shares shall be fully vested.
     9. Employee’s Disability or Death. Employee’s Employment shall terminate automatically in the event of Employee’s death or “Disability.” In the event of Employee’s death or Disability, the Company shall pay Employee’s estate or Employee all accrued and unpaid Base Salary through the date of death or Disability and any vacation that is accrued but unused as of the date of death or Disability. For purposes of this Agreement, “Disability” shall mean the Employee’s failure or inability to perform his duties hereunder, for a period of not less than 90 days within any 120-day period because of Employee’s incapacitation due to physical or mental injury, disability, or illness.
     10. Change of Control Benefits.
          (a) Severance Benefits. Employee will have the ability to participate in the Company’s standard form of Change of Control Agreement, which will be substantially in the form attached hereto as Exhibit 5 (the “Change of Control Agreement”) once approved by the Compensation Committee of the Company’s Board of Directors. In the event of a “Change of Control Termination,” as defined in the Change of Control Agreement, Employee shall be entitled to the severance and other benefits set forth in the Change of Control Agreement (subject to the conditions set forth therein), provided, however, that in such case, the Employee will not also be entitled to severance benefits provided for under Section 8(c) of this Agreement.
          (b) Change of Control Benefits. Pursuant to the terms and conditions of the Plan, the employee’s equity grants (restricted stock and options) will become immediately vested upon the consummation of a Change of Control.
     11. Dispute Resolution Procedures. Except as expressly provided in this Agreement, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration, to the extent permitted by law, to be held in Orange County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”) and in accordance with the accompanying Mutual Arbitration Agreement attached hereto as Exhibit 3. The arbitrator’s decision shall be final, conclusive and binding on the parties to the arbitration pursuant to the Mutual Arbitration Agreement. Judgment may be entered on the decision of the arbitrator in any court having competent jurisdiction.
     12. Notices. Any reports, notices or other communications required or permitted to be given by either party hereto, shall be given in writing by personal delivery, overnight courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed to each respective party at the address shown below or other current address:
     If to AVANIR:
Avanir Pharmaceuticals
11388 Sorrento Valley Road
San Diego, California 92121
Fax: (858) 658-7455
Attn: President and Chief Executive Officer

     If to Employee:
Michael J. Puntoriero
[Address]
     13. Withholding. All payments to be made hereunder, including Base Salary and bonus and severance payments, shall be paid less applicable Federal and state withholding taxes.
     14. General Provisions.
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
          (b) Assignment. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof.
          (c) No Waiver of Breach. The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one shall not constitute a waiver of such party’s right to assert all other legal and equitable remedies available under the circumstances.
          (d) Severability. The provisions of this Agreement are severable, and if any provision shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, shall not be affected.
          (e) Entire Agreement. This Agreement, the Restricted Stock Agreement, and the exhibits hereto constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous negotiations, agreements and understandings between the parties, whether oral or written.
          (f) Modifications and Waivers. No modification or waiver of this Agreement shall be valid unless in writing, signed by the party against whom such modification or waiver is sought to be enforced.
          (g) Amendment. This Agreement may be amended or supplemented only by a writing signed by both of the parties hereto.
          (h) Duplicate Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement.
          (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          (j) Drafting Ambiguities. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the amendments to this Agreement.
* * *

     EXECUTED at San Diego, California, as of the Effective Date.

AVANIR PHARMACEUTICALS

Dated: 5/4/06	By:	/c/ Eric K. Brandt

Eric K. Brandt
President and Chief Executive Officer

EMPLOYEE

Dated: 5/4/06	/c/ Michael J. Puntoriero

EMPLOYMENT AGREEMENT
EXHIBIT 1
FORM OF EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

EMPLOYMENT AGREEMENT
EXHIBIT 2
GENERAL RELEASE
     This General Release (“Release”) is entered into effective as of                     , 20___, (the “Effective Date”) by and between Avanir Pharmaceuticals, a California corporation, having its principal offices at 11388 Sorrento Valley Road, San Diego, California 921211 (“Company”) and [                      ], an individual residing at [                      ] (“Employee”) with reference to the following facts:
RECITALS
     A. On                     , 2006, the parties hereto entered into an Employment Agreement (“Agreement”) pursuant to which Employee is eligible in certain circumstances to receive severance payments for the periods provided in the Agreement from the date of termination of his Employment (“Termination Date”) in exchange for a release by Employee of all claims that he may have against the Company and its subsidiaries and affiliates as of the Termination Date.
     B. The parties desire to dispose of, fully and completely, all claims, that Employee may have against the Company in, the manner set forth in this Release.
     NOW, THEREFORE, in consideration of the severance payments referenced above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby agrees as follows:
     1. Release. Employee, for himself/herself and his heirs, successors and assigns, fully releases, and discharges Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents (collectively “Agents”), and all entities related to each such party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively “Related Entities”), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rules, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended (“ADEA”).
     2. Section 1542 Waiver. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities. In making this release, Employee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to Employee. Employee expressly waives all rights under

§1542 of the Civil Code of the State of California, which Employee understands provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.
     3. Waiver of Certain Claims. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to 7 days after executing this Release.
     4. No Undue Influence. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges he has read this Release and executed it with full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.
     5. Governing Law. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.
     6. Severability. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.
     7. Counterparts. This Release may be executed simultaneously in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.
     8. Dispute Resolution Proceedings. Any dispute or claim arising out of or relating to this Release shall be subject to final and binding arbitration conducted in accordance with that certain Mutual Arbitration Agreement, attached as Exhibit 3 to the Agreement.
     9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

     10. Modification; Waivers. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.
     11. Amendment. This Agreement may be amended or supplemented only by writing signed by Employee and the Company.
     IN WITNESS WHEREOF, the undersigned have executed this Release at San Diego, California as of the date first above written.

AVANIR PHARMACEUTICALS

Dated:	By:

EMPLOYEE
Dated:

EMPLOYMENT AGREEMENT
EXHIBIT 3
MUTUAL ARBITRATION AGREEMENT
     This MUTUAL ARBITRATION AGREEMENT (“Agreement”), dated as of [May 1, 2006], is made by and between AVANIR Pharmaceuticals, a California corporation (“the Company”) and Michael J. Puntoriero (“Employee”) (collectively, the “Parties” or “we”).
Agreement to Arbitrate Certain Disputes and Claims
     We agree to arbitrate before a neutral arbitrator any and all disputes or claims arising from or relating to Employee’s recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:
•	claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;

•	claims for wrongful termination of employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;

•	claims for discrimination, harassment, or retaliation under any and all Federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other Federal, state, or municipal statute, regulation, or ordinance, except as set forth herein;

•	claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other Federal, state, or municipal laws concerning wages, compensation or employee benefits; and

•	claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.
     We understand and agree that arbitration of the disputes and claims covered by this Agreement shall be the sole and exclusive method of resolving any and all existing and future disputes or claims arising out of Employee’s recruitment to or employment with the Company or the termination thereof. We further understand and agree that the following disputes and claims are not covered by this Agreement and shall therefore be resolved in any appropriate forum, including courts of law, as required by the laws then in effect:
•	claims for workers’ compensation benefits, unemployment insurance, or state or Federal disability insurance; and

•	claims concerning the validity, infringement, enforceability, or misappropriation of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property held or sought by Employee or the Company, including claims alleged by Employee or the Company that arise under the Company’s Employee Confidentiality and Inventions Agreement.
     Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint with a Federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable Federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the Federal, state, or local agency must be submitted to arbitration in accordance with this Agreement.
Final and Binding Arbitration
     We understand and agree that the arbitration of disputes and claims under this Agreement shall be instead of a trial before a court or jury. We further understand and agree that, by signing this Agreement, we are expressly waiving any and all rights to a trial before a court regarding any disputes and claims which we now have or which we may in the future have that are subject to arbitration under this Agreement.
Arbitration Procedures
     We understand and agree that the arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that the Arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by law in arbitration proceedings. Also, to the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this Agreement conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. Employee and the Company also agree that nothing in this Agreement relieves either of them from any obligation they may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Agreement.
     We understand and agree that the Arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The Arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The Arbitrator’s award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.

Place of Arbitration
     We understand and agree that the arbitration shall take place in Orange County, California.
Governing Law
     We understand and agree that this Agreement and its validity, construction and performance, as well as disputes and/or claims arising under this Agreement, shall be governed by the laws of California, or Federal law. If both Federal and state law apply to any given dispute or claim, Employee shall have the right to elect the applicable law.
Costs of Arbitration
     We understand and agree that the Company shall bear the arbitrator’s fee and any other type of expense or cost that Employee would not be required to bear if he or she were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. We shall each pay our own attorneys’ fees incurred in connection with the arbitration, and the arbitrator shall not have authority to award attorneys’ fees unless a statute or contract at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys’ fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator shall decide this issue.
Severability
     We understand and agree that if any term or portion of this Agreement shall, for any reason, be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Agreement.
Complete Agreement
     We understand and agree that this Agreement contains the complete agreement between the Company and Employee regarding the subject matter of this Agreement, superseding any and all prior representations and agreements between the Company and Employee, if any, and that it may be modified only in a writing, expressly referencing this Agreement, and signed by Employee and the Chairman of the Board of the Company.
Knowing and Voluntary Agreement
     We understand and agree that we have been advised to consult with an attorney of our own choosing before signing this Agreement, and we have had an opportunity to do so. We agree that we have read this Agreement carefully and understand that by signing it, we are waiving all rights to a trial or hearing before a court or jury of any and all disputes and claims subject to arbitration under this Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement at San Diego, California on the [1st] day of [May], 2006.

AVANIR PHARMACEUTICALS

By:

Eric K. Brandt
President and Chief Executive Officer

EMPLOYEE

EMPLOYMENT AGREEMENT
EXHIBIT 4
AVANIR PHARMACEUTICALS
2005 EQUITY INCENTIVE PLAN
RESTRICTED STOCK PURCHASE AGREEMENT
     This Restricted Stock Purchase Agreement (the “Agreement”) is made as of [May 1, 2006] (the “Effective Date”) by and between Avanir Pharmaceuticals, a California corporation (the “Company”), and Michael J. Puntoriero (“Purchaser”).
     A. Purchaser and the Company are parties to that certain Employment Agreement dated as of [April ___, 2006] (the “Employment Agreement”).
     B. Purchaser and the Company are hereby entering into this Agreement pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”) to establish the terms and conditions of Purchaser’s equity participation in the Company, as contemplated in the Employment Agreement.
     THE PARTIES AGREE AS FOLLOWS:
     1. Sale of Stock. In satisfaction of the Company’s obligations under Section 4(c)(i) of the Employment Agreement, and subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 10,000 shares of the Company’s Class A Common Stock (the “Purchased Shares”) at a purchase price of $0.001 per Share for a total purchase price of $10.00. In accordance with Section 8(a) of this Agreement, the Purchased Shares shall be issued pursuant and subject to the terms and conditions of the Plan, including, without limitation, the terms set forth in Section 14 of the Plan. The term “Shares” refers to the Purchased Shares and all securities received in replacement of the Purchased Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares (including the Purchased Shares).
     2. Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). As promptly as practicable after the Purchase Date, the Company will deliver to the Company’s Secretary pursuant to Section 4 a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor on the Purchase Date by Purchaser by cash or check made payable to the Company.
     3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in any portion of the Shares that are subject to the Repurchase Option. After any portion of the Shares has been released from the Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such portion except in compliance with the provisions below and applicable securities laws.
     (a) Repurchase Option.
          (i) Subject to the vesting schedule set forth in Section 3(a)(iii) below and any contrary acceleration and vesting provisions in the Employment Agreement, the Shares shall, during the seven-month period immediately following Purchaser’s “Termination” (as defined in the Plan) (such period being referred to as the “Repurchase Period”), be subject to a repurchase option in favor of the Company as set forth in Section 14 of the Plan (the “Repurchase Option”). The repurchase price for the Repurchase Option shall be equal to the original purchase price per Share, as set forth in Section 1 of this Agreement (adjusted for any stock splits, stock dividends and the like), minus the amount of any cash dividends paid or payable with respect to the Shares for which the record date precedes the repurchase.
          (ii) Unless the Company notifies Purchaser within the Repurchase Period that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the last day of the Repurchase Period, provided that the Company may notify Purchaser that it is exercising its Repurchase Option prior to the end of the Repurchase Period. Unless Purchaser is otherwise notified by the Company that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares, the execution of this Agreement by the parties constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the last day of the Repurchase Period unless the Company otherwise satisfies its payment obligations. Any failure on the part of the Company to promptly satisfy its payment obligations for the Repurchase Option shall not, in any way, affect the enforceability of the Company’s exercise of the Repurchase Option. As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.
          (iii) All of the Shares shall initially be subject to the Repurchase Option. Provided that Purchaser remains continuously employed by the Company (or continues to provide services to the Company as a consultant), the Restricted Stock will vest, and the Company’s right of repurchase will lapse, with respect to one-third of the shares of Restricted Stock on the first anniversary of the Effective Date and then with respect to one-twelfth of the shares quarterly thereafter so that the Restricted Stock will be fully vested upon the third anniversary of the Effective Date.
     (b) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including insofar as applicable the Company’s Repurchase Option. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
     (c) Termination of Rights. Upon the expiration of the Repurchase Option, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a) below and delivered to Purchaser.
     4. Escrow of Unvested Shares. Pursuant to Section 14.1 of the Plan and for the purpose of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.
     5. Transfer Restrictions.
     (a) Legends. The certificate or certificates representing the Shares shall bear the following legend regarding the Repurchase Option:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REPURCHASE OPTION OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
     (b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
     7. Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Despite the fact that it might be unusual to make the following election in the circumstances of this Agreement (because of the significant taxes due in the year of the election), Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. In this case, the difference between the fair market value of the Shares at the time of the execution of this Agreement and the amount Purchaser is paying for the Shares makes it unlikely that Purchaser will choose to make an 83(b) Election, as such election would require that Purchaser pay taxes on that difference at the time the Shares are purchased. However, the 83(b) Election must be made if the Purchaser wishes to avoid additional income under Section 83(a) in the future. Accordingly, Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, the tax consequences of Purchaser’s death and the decision as to whether or not to file an 83(b) Election in connection with the acquisition of the Shares.
     Purchaser agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B. Purchaser further agrees that Purchaser will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit C, if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.

     8. Miscellaneous.
     (a) Withholding. Purchaser agrees and acknowledges that Shares will not be released from escrow and will in fact be forfeited back to the Company at no cost to the Company in the event Purchaser fails to make arrangements suitable to the Company in its sole discretion so that the Company may satisfy its withholding obligation; if any, under this Agreement methods of withholding may include payment in cash or check, withholding of wages, delivery if previously owned shares or reduction in the number of Shares which may be released from escrow under this Agreement.
     (b) Plan Terms. This Agreement is entered into pursuant to the Plan and is subject in all respects to the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. In the event of any conflict between this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Purchaser acknowledges that, prior to execution of this Agreement, he/she has been provided with a copy of the Plan and the related Plan prospectus.
     (c) Entire Agreement; Amendments and Waivers. This Agreement, the Plan and the Employment Agreement set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
     (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
[Signature Page Follows]

     The parties have executed this Agreement as of the date first set forth above.

COMPANY:

AVANIR PHARMACEUTICALS

By:

Name:
Title:

Address:	11388 Sorrento Valley Road San Diego, CA 92121
     PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

PURCHASER:

[Name]

(Signature)

Address:

I,                                         , spouse of [                      ], have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of [ ]

RESTRICTED STOCK PURCHASE AGREEMENT
EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Avanir Pharmaceuticals (the “Company”) dated as of [                      ] (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company                                          (                      ) shares of the Class A Common Stock of the Company standing in Purchaser’s name on the Company’s books and represented by Certificate No. ___, and does hereby irrevocably constitute and appoint                                          to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

Signature:

[ ]

Spouse of [ ]
Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

RESTRICTED STOCK PURCHASE AGREEMENT
EXHIBIT B
ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION
     The undersigned has entered a Restricted Stock Purchase Agreement with Avanir Pharmaceuticals, a California corporation (the “Company”), pursuant to which the undersigned is purchasing [                      ] shares of Class A common stock of the Company (the “Shares”). In connection with the purchase of the Shares, the undersigned hereby represents as follows:
     1. The undersigned has carefully reviewed the Restricted Stock Purchase Agreement pursuant to which the undersigned is purchasing the Shares.
     2. The undersigned either [check and complete as applicable]:
(a)	___	has consulted, and has been fully advised by, the undersigned’s own tax advisor, , whose business address is , regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)	___	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided [check as applicable]:
(a)	___	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”; or

(b)	___	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:

[ ]

Date:

Spouse of [ ]

RESTRICTED STOCK PURCHASE AGREEMENT
EXHIBIT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

shares of the Class A Common Stock, of Avanir Pharmaceuticals, a California corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Repurchase option at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship or failure of vesting criteria.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property: $
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

Taxpayer

Dated:

Spouse of Taxpayer

RECEIPT
     Avanir Pharmaceuticals hereby acknowledges receipt of cash or a check in the amount of $[                      ] given by [                      ] as consideration for Certificate No.                      for [                     ] shares of Class A Common Stock of Avanir Pharmaceuticals.

Dated:

Avanir Pharmaceuticals

By:

Title:

RECEIPT AND CONSENT
     The undersigned hereby acknowledges receipt of a photocopy of Certificate No. ___ for [                      ]shares of Common Stock of Avanir Pharmaceuticals (the “Company”).
     The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Purchase Agreement the undersigned has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.

Dated:

[ ]

EMPLOYMENT AGREEMENT
EXHIBIT 5
FORM OF CHANGE OF CONTROL AGREEMENT
     This Change of Control Agreement (the “Agreement”), dated as of [May 1, 2006] (the “Effective Date”), is made by and between Avanir Pharmaceuticals, a California corporation having its principal offices at 11388 Sorrento Valley Road, San Diego, California 92121 (the “Company”) and [                      ] (“Employee”).
RECITALS
     A. It is expected that other entities or individuals may, from time to time, consider the possibility of acquiring the Company in a transaction that will result in a Change of Control (defined below), with or without the approval of the Company’s Board of Directors. The Board of Directors recognizes that such consideration may cause Employee to consider alternative employment opportunities. Accordingly, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control.
     B. The Company’s Board of Directors believes it is in the best interests of the Company and its shareholders to enter into this Agreement to provide incentives to Employee to continue in the service of the Company in the event of a Change of Control.
     C. The Board of Directors further believes that it is necessary to provide Employee with certain benefits upon termination of Employee’s employment in connection with a Change of Control, which benefits are intended to provide Employee with financial security and provide sufficient income and encouragement to Employee to remain employed by the Company, notwithstanding the possibility of a Change of Control.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and in consideration of the continuing employment of Employee by the Company, the parties hereto agree as follows:
1.	Definitions.
     (a) “Awards” means Employee’s outstanding stock options, restricted stock awards, restricted stock units, stock appreciation rights and other equity-based awards granted under the Company Equity Plans, in each case that remain outstanding immediately following a Change of Control.
     (b) “Base Salary” means Employee’s gross monthly salary before bonus and other incentive compensation on the date of calculation.
     (c) “Cause” shall, if applicable, have the meaning set forth in the definitive written employment agreement between Employee and the Company (the “Employment Agreement”);

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provided, however, that if there is no Employment Agreement, or if the Employment Agreement does not define what shall constitute a termination for “cause” (or a substantially similar term), then “Cause” for purposes of this Agreement shall mean: (i) Employee’s material breach of this Agreement or any confidentiality agreement between the Company and Employee; (ii) Employee’s failure or refusal to comply with the Company’s Employee Manual, the Company’s Code of Business Conduct and Ethics, or other policies or procedures established by the Company (iii) Employee’s appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) Employee’s misappropriation (or attempted misappropriation) of any of the Company’s funds or material property; (v) Employee’s conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) Employee’s willful misconduct or incompetence; (vii) Employee’s physical or mental disability or other inability to perform the essential functions of his position, with or without reasonable accommodation; or (viii) Employee’s death.
     (d) A “Change of Control” shall have occurred if, and only if:
          (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company; or
          (ii) if those individuals who constituted the Board at the Effective Date cease to constitute a majority of the Board as a result of, or in connection with, a proxy solicitation made by a third party pursuant to Regulation 14A under the Securities Exchange Act of 1934; or
          (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (“Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company or of the securities of any other corporation resulting from such Transaction; or
          (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed, other than in connection with a bankruptcy, insolvency or other similar proceeding, or an assignment for the benefit of creditors.
     (e) A “Change of Control Termination” shall have occurred if Employee’s employment by the Company, or any of its subsidiaries or affiliates, is terminated without Cause or the Employee resigns in a Resignation for Good Reason, in either case within 18 months following the effective date of a Change of Control.
     (f) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

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     (g) “Code” means the California Code of Civil Procedure.
     (h) “Company Equity Plans” means the Company’s 1994 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan, 2003 Equity Incentive Plan and 2005 Equity Incentive Plan, each as may be amended from time to time, and any stock option agreements, award notices, stock purchase agreements or other agreements or instruments executed and delivered pursuant thereto.
     (i) “Release” means a general release, in the form attached hereto as Exhibit A, by Employee of all claims against the Company and its affiliates as of the date of the Change of Control Termination.
     (j) “Resignation for Good Reason” means a resignation based on:
          (i) a material reduction in Employee’s duties and responsibilities from those in effect upon execution of this Agreement [including, but not limited to, a reduction of Employee’s duties whereby he ceases to serve as the principal financial officer of the Company or its successor, in each case as a publicly traded company]; or
          (ii) a reduction by the Company in Employee’s Base Salary on the date hereof; or
          (iii) a relocation of Employee’s place of work more than 50 miles without reimbursement of relocation costs.
          An event described in this Section 1(j) will not give rise to a Resignation for Good Reason unless it is communicated by Employee to the Company in writing and unless it is not corrected by the Company in a manner that is reasonably satisfactory to Employee within 10 business days of the Company’s receipt of such written notice.
     (k) “Severance Payments” means severance pay in an amount equal to 24 months of Base Salary, plus an amount equal to the greater of the aggregate bonus payment(s) received by the Employee in the Company’s preceding fiscal year or the target bonus amount, such payments to be paid in accordance with the terms in Section 2(a)(i) below.
     (l) “Severance Period” means the 12-month period following a Change of Control Termination.
2.	Change of Control Termination.
     (a) Payment upon Change of Control Termination. Subject to Sections 2(b) and 2(c), in the event of a Change of Control Termination:
          (i) The Company shall promptly pay Employee all accrued but unpaid Base Salary and all accrued but unused vacation time, each through the date of termination; and The Company shall pay Employee the Severance Payments after the date of termination as defined below. Since at the time of this Agreement Employee will be a “specified employee” as defined in Section 409A of the Internal Revenue Code (the “Code”) and one or more of the payments or

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benefits which may be paid pursuant to this Agreement would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided until the date (the “Deferred Payment Date”) which is the earliest of (A) the date which is six (6) months and a day after Employee’s “separation from service” for any reason, other than death or becoming “disabled” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of Employee’s death or on which Employee becomes “disabled” (as such term is used in Section 409A(a)(2)(C) of the Code), (C) the effective date of a “change in the ownership or effective control” of the Company (as such term is used in Section 409A(a)(2)(A)(v) of the Code) or (D) the date such payments or benefits are no longer deemed by the Code to be subject to penalty tax or interest. The provisions of this paragraph shall only apply to the extent required to avoid Employee’s incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of this Agreement would cause Employee to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company shall, upon the written request of Employee, reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code and without creating additional cost for the Company.
          (ii) If Employee elects to continue insurance coverage as afforded to Employee according to COBRA, the Company will reimburse Employee the amount of premiums incurred by Employee during the Severance Period. As a result of Section 409A of the Code, Employee will pay COBRA premiums until the Deferred Payment Date and then Company reimburse Employee for all payments made by the Employee through such date. Thereafter, the Company will pay COBRA premiums on Employee’s behalf through the remainder of the Severance Period. Nothing in this Agreement will extend Employee’s COBRA period beyond the period allowed under COBRA, nor is Company assuming any responsibility for Employee’s election to continue coverage; and
          (iii) The vesting of all Awards shall accelerate in full and all rights of repurchase of Award shares shall immediately lapse.
          (iv) The Employee shall also be entitled to receive any additional benefits provided for under the Employment Agreement in the event of a Change in Control or a Change in Control Termination.
     (b) Employee Release. In consideration for the benefits set forth above in Sections 2(a)(i), 2(a)(i) and (a)(ii), following a Change of Control Termination, Employee shall promptly execute and deliver the Release. The Company shall have no obligation to pay or grant the benefits set forth in Sections 2(a)(i), 2(a)(i) and (a)(ii) if Employee does not execute and deliver the Release, or if Employee subsequently revokes, or attempts in writing to revoke, any portion of the Release.
     (c) Other Benefits. In the event that the Employment Agreement provides for specific benefits upon a Change of Control and/or a Change of Control Termination that are materially more favorable to the Employee than like benefits set forth herein, then the Employee shall be entitled to those benefits set forth in the Employment Agreement in lieu of the lesser like benefits set forth herein.

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3. Dispute Resolution Procedures. Any dispute or claim arising out of this Agreement shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS). The arbitration shall be held in the county and state where the Company maintains its corporate headquarters. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Notwithstanding any rule of AAA or JAMS to the contrary, the provisions of Title 9 of Part 3 of the Code including Section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the Code. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all fees and costs incurred in pursuit of the claim (including reasonable attorneys’ fees) without regard to any statute, schedule, or rule of court purported to restrict such award.
4. At-Will Employment. Notwithstanding anything to the contrary herein, Employee reaffirms that Employee’s employment relationship with the Company is at-will, terminable at any time and for any reason by either the Company or Employee. While certain paragraphs of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement may be construed as a guarantee of employment of any length.
5. General Provisions.
     (a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to conflict-of-law principles.
     (b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof, provided, however, that the provisions of this Agreement shall inure to the benefit of, and be binding upon Employee’s estate.
     (c) No Waiver of Breach. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one will not constitute a waiver of such party’s right to assert all other legal and equitable remedies available under the circumstances.
     (d) Severability. The provisions of this Agreement are severable, and if any provision will be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, will not be affected.
     (e) Entire Agreement; Amendment. This Agreement, including Exhibit A, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written, except those provisions of the Employment

6

Agreement expressly referred to herein. This Agreement may be amended or supplemented only by writing signed by both of the parties hereto.
     (f) Modification; Waivers. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.
     (g) Duplicate Counterparts. This Agreement may be executed in duplicate counterparts; each of, which shall be deemed an original; provided, however, such counterparts shall together constitute only one instrument.
     (h) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, words of the masculine gender shall mean and include corresponding neuter words or words of the feminine gender.
     (i) No Mitigation. No payment to which Employee is entitled pursuant to Section 2(a) hereof shall be reduced by reason of compensation or other income received by him for services rendered after termination of his employment with the Company.
     (j) Withholding of Taxes. The Company shall withhold appropriate federal, state, local (and foreign, if applicable) income and employment taxes from any payments hereunder.
     (k) Drafting Ambiguities; Representation by Counsel. Each party to this Agreement and its counsel have reviewed and revised this Agreement and the Release. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the Release or any of the amendments to this Agreement.
* * *

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     In witness whereof, this Change of Control Agreement has been executed as of the date first set forth above.

AVANIR Pharmaceuticals

By:

Eric K. Brandt
President and Chief Executive Officer

Employee

(Signature)

(Print Name)

8

CHANGE OF CONTROL AGREEMENT
EXHIBIT A
GENERAL RELEASE
     This General Release (“Release”) is entered into effective as of                     , 20___, (the “Effective Date”) by and between Avanir Pharmaceuticals, a California corporation, having its principal offices at 11388 Sorrento Valley Road, San Diego, California 921211 (“Company”) and [                      ], an individual residing at [                      ] (“Employee”) with reference to the following facts:
RECITALS
     A. The parties hereto entered into a Change of Control Agreement dated                     , 20___ (“Agreement”), by which the parties agreed that in certain circumstances Employee would become eligible for severance payments following a termination of service in connection with a change in control and the reimbursement of certain insurance premiums in exchange for Employee’s release of the Company from all claims which Employee may have against the Company.
     B. The parties desire to dispose of, fully and completely, all claims, that Employee may have against the Company in, the manner set forth in this Release.
AGREEMENT
     1. Release. Employee, for himself/herself and his heirs, successors and assigns, fully releases, and discharges Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents (collectively “Agents”), and all entities related to each such party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively “Related Entities”), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rules, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended (“ADEA”).
     2. Section 1542 Waiver. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities. In making this release, Employee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to Employee. Employee expressly waives all rights under

§1542 of the Civil Code of the State of California, which Employee understands provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     Employee acknowledges that he may discover facts different from or in addition to those that he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.
     3. Waiver of Certain Claims. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to 7 days after executing this Release.
     4. No Undue Influence. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges he has read this Release and executed it with full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.
     5. Governing Law. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.
     6. Severability. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.
     7. Counterparts. This Release may be executed simultaneously in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.
     8. Dispute Resolution Proceedings. Any dispute or claim arising out of this Release shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS) and will be governed by the Model Employment Arbitration rules of AAA. The arbitration shall be held in the county and state where the Company maintains its corporate headquarters. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. Notwithstanding any rule of AAA or JAMS to the contrary, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure (the “Code”) including Section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the Code. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all fees and costs incurred in pursuit of the claim (including reasonable attorneys’ fees) without regard to any statute, schedule, or rule of court purported to restrict such award.
     9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.
     10. Modification; Waivers. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.
     11. Amendment. This Agreement may be amended or supplemented only by writing signed by Employee and the Company.

Dated:

Employee Name